UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2013

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2013, the Board of Directors (the “Board”) of Cryoport, Inc. (the “Company”) elected Mr. Edward J. Zecchini to the Board. Mr. Zecchini was also appointed Chairman of the Nominating and Governance Committee of the Board.

Mr. Zecchini, who is 52 years old, currently serves as Executive Vice President and Chief Technology Officer at Sandata Technologies, LLC, a leading nationwide provider of information technology solutions to the home healthcare industry, which he joined in May 2010. Prior to that, Mr. Zecchini served as President and Chief Executive Officer of IT Analytics LLC from March 2008 to April 2010, Executive Vice President of Operations and Chief Information Officer of Touchstone Healthcare Partnership from May 2007 to February 2008 and Senior Vice President and Chief Information Officer of HealthMarkets, Inc. from October 2004 to April 2007. Earlier in his career he held senior level positions at Thomson Healthcare and SportsTicker, Inc. Mr. Zecchini has over thirty years of experience in the healthcare and information technology industries.

Mr. Zecchini holds a Bachelor of Arts degree from the State University of New York.

Mr. Zecchini currently serves on the board of directors of Insur I.Q. LLC.

The Board concluded that Mr. Zecchini should serve as a director on our Board in light of his experience in the healthcare and information technology industries.

There have been no related party transactions between Company and Mr. Zecchini, and there were no arrangements or understandings between Mr. Zecchini and any other person pursuant to which he was selected as a director. Mr. Zecchini is the brother-in-law of Mr. Rathmann, the Company’s Chairman of the Board.

As non-employee director, Mr. Zecchini will participate in the Company’s director compensation plan governed by the Compensation Committee and has received an initial grant to purchase 100,000 shares of the Company’s common stock pursuant to the Company’s 2011 Stock Incentive Plan, upon joining the Board. In addition, Mr. Zecchini will receive cash compensation as non-employee director in the amount of $40,000 annually and $8,000 annually for his Nominating and Governance Committee Chairmanship.

A copy of the press release announcing Mr. Zecchini’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: September 17, 2013	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated September 16, 2013